UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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STATE FARM VARIABLE PRODUCT TRUST

(Name of Registrant as Specified In Its Charter)

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March 1, 2010

STATE FARM VARIABLE PRODUCT TRUST

Large Cap Equity Index Fund

Small Cap Equity Index Fund

International Equity Index Fund

INFORMATION STATEMENT

March 1, 2010

This document is an Information Statement providing information to certain persons who own a State Farm Variable Deferred Annuity or a State Farm Variable Universal Life Insurance contract.1 State Farm variable contractowners who as of February 1, 2010 (the “Record Date”) have policy account value allocated to the Large Cap Equity Index Fund subaccount, the Small Cap Equity Index Fund subaccount and/or the International Equity Index Fund subaccount (collectively “contractowners”) will receive this Information Statement. Those subaccounts are a part of the State Farm Life and Accident Assurance Company Variable Annuity Separate Account, State Farm Life & Accident Assurance Company Variable Life Separate Account, State Farm Life Insurance Company Variable Annuity Separate Account and the State Farm Life Insurance Company Variable Life Separate Account (together the “Separate Accounts”). The Large Cap Equity Index Fund subaccount invests all of its assets in shares of beneficial interest issued by the Large Cap Equity Index Fund series of State Farm Variable Product Trust (the “Trust”). The Small Cap Equity Index Fund subaccount invests all of its assets in shares of beneficial interest issued by the Small Cap Equity Index Fund series of the Trust. The International Equity Index Fund subaccount invests all of its assets in shares of beneficial interest issued by the International Equity Index Fund series of the Trust. The Large Cap Equity Index Fund, Small Cap Equity Index Fund and the International Equity Index Fund subaccounts together will be referred to in this Information Statement as the “Equity Index Fund Subaccounts.” The underlying funds in which the Equity Index Fund Subaccounts invest will be referred to in this Information Statement as the “Equity Index Funds” or the “Funds.”

The Information Statement is being sent in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) issued to State Farm Investment Management Corp. (the “Manager”) and the Trust by the U.S. Securities and Exchange Commission (“SEC”).

WE ARE NOT ASKING YOU FOR A PROXY. YOU ARE REQUESTED NOT TO

SEND US A PROXY.

[1]

Unless otherwise indicated, the term “shareholder,” as used in this Information Statement, includes those certain persons who own a State Farm Variable Deferred Annuity or a State Farm Variable Universal Life Insurance Contract with policy account value allocated to the Large Cap Equity Index Fund, the Small Cap Equity Index Fund and/or the International Equity Index Fund subaccount(s).

Background Information on the Equity Index Funds

The Manager, a wholly-owned subsidiary of State Farm Mutual Automobile Insurance Company (“Auto Company”), an Illinois domestic insurance company, serves as investment adviser to the Equity Index Funds. The Manager is located at One State Farm Plaza, Bloomington, Illinois 61710-0001. The Manager also serves as transfer and dividend disbursing agent for the Equity Index Funds. State Farm VP Management Corp. (the “Distributor”), a wholly owned subsidiary of the Manager, serves as the principal underwriter for the State Farm Variable Deferred Annuity and the State Farm Variable Universal Life Insurance contracts. The Distributor is located at One State Farm Plaza, Bloomington, Illinois 61710-0001.

The Trust is a management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and was organized as a Delaware statutory trust on February 21, 1997. The principal executive office of the Trust is located at One State Farm Plaza, Bloomington, Illinois 61710-0001.

Barclays Global Fund Advisor’s Sub-Advisory Services to the Equity Index Funds

Effective January 22, 1998, Barclays Global Fund Advisors (“BGFA”) was appointed as investment sub-adviser to the Equity Index Funds. The sub-advisory agreement between the Trust, the Manager and BGFA (the “BGFA Sub-Advisory Agreement”) was last submitted to a vote of the shareholder of the Trust in January of 1998, when the Equity Index Funds’ sole shareholder, State Farm Life Insurance Company, approved the BGFA Sub-Advisory Agreement. The Board of Trustees of the Trust (the “Board”), including a majority of those Trustees who are not “interested parties” of the Trust under the 1940 Act (“Independent Trustees”), last approved the continuation of the BGFA Sub-Advisory Agreement at the Board’s regular meeting held on June 12, 2009.

BGFA served as investment sub-adviser to the Equity Index Funds until December 1, 2009. Before December 1, 2009, BGFA was a wholly-owned subsidiary of Barclays Global Investors, N.A. (“BGI”). Effective December 1, 2009, BlackRock, Inc. acquired the voting securities of BGI and BGFA (the “BlackRock Transaction”), and re-named BGFA “BlackRock Fund Advisors.” The BlackRock Transaction resulted in the automatic termination of the BGFA Sub-Advisory Agreement.

The following discussion briefly describes the terms of the BGFA Sub-Advisory Agreement. The Trust entered into the BGFA Sub-Advisory Agreement on December 12, 1997. That agreement was amended effective July 1, 2007, to revise the sub-advisory fees paid by the Manager to BGFA. As investment sub-adviser, BGFA invested and reinvested each Equity Index Fund’s assets at such times and in such securities as BGFA believed to be in the best interest of each Fund’s shareholders. BGFA periodically reported to the Board concerning the investment activity and portfolio composition of the Funds. Under the BGFA Sub-Advisory Agreement, BGFA was not liable for any error of judgment or for any loss suffered by a Fund or its shareholders, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of BGFA in the performance of its obligations and duties under the agreement; or (ii) BGFA’s reckless disregard of its obligations and duties under the BGFA Sub-Advisory Agreement.

Under the BGFA Sub-Advisory Agreement and before December 1, 2009, the Manager paid BGFA an investment sub-advisory fee calculated at the following rates:

Large Cap Equity Index Fund	0.05% of the Fund’s average daily net assets
Small Cap Equity Index Fund	0.10% of the Fund’s average daily net assets
International Equity Index Fund	0.10% of the Fund’s average daily net assets

The Equity Index Funds were not responsible for paying investment sub-advisory fees to BGFA.

Replacement of BGFA as Sub-Adviser to the Equity Index Funds

The Manager determined to recommend to the Board that BlackRock Fund Advisors, BGFA’s successor, be appointed as sub-adviser to the Equity Index Funds. The Manager is responsible to recommend to the Board the hiring, termination and replacement of sub-advisers. The purpose of this Information Statement is to provide the contractowners with information regarding BlackRock Fund Advisors, including information regarding the Board’s approval of BlackRock Fund Advisors as sub-adviser to the Equity Index Funds.

At its regular meeting on September 18, 2009, the Board, including a majority of Independent Trustees and based upon the Manager’s recommendation, approved a new sub-advisory agreement between the Trust, the Manager and BlackRock Fund Advisors (the “BlackRock Sub-Advisory Agreement”) appointing BlackRock Fund Advisors as sub-adviser to the Equity Index Funds, to begin serving the Funds effective with the closing of the BlackRock Transaction, which occurred on December 1, 2009.

The sub-advisory fees that the Manager pays BlackRock Fund Advisors are identical to the sub-advisory fees that the Manager paid BGFA. The fee is determined as a percentage of a Fund’s average daily net assets, accrued daily and paid quarterly. The Equity Index Funds are not responsible for paying investment sub-advisory fees to BlackRock Fund Advisors.

The chart below reflects the sub-advisory fees earned by BGFA, from the period 1-1-2009 to 11-30-2009, and earned by BlackRock Fund Advisors, from the period 12-1-2009 to 12-31-2009, for providing sub-advisory services to the Funds:

Fund	Sub-Advisory Fees Earned During Calendar Year 2009
Large Cap Equity Index Fund	$191,699
Small Cap Equity Index Fund	$176,422
International Equity Index Fund	$232,795

If BlackRock Fund Advisors had served as the sub-adviser to the Equity Index Funds during calendar year 2009 pursuant to the BlackRock Sub-Advisory Agreement, BlackRock Fund Advisors would have earned the same sub-advisory fees reflected in the above table because the sub-advisory fees under the BGFA and BlackRock Sub-Advisory Agreement are identical.

Section 15 of the 1940 Act requires that a majority of a mutual fund’s outstanding voting securities approve the fund’s sub-advisory agreements. On October 11, 2006, however, the SEC issued the Order exempting the Manager and the Trust from certain requirements of Section 15 of the 1940 Act, allowing the Manager to enter into new or modified sub-advisory agreements with existing or new investment sub-advisers without approval of a Fund’s shareholders, but subject to Board approval. Thus, execution and implementation of the BlackRock Sub-Advisory Agreement did not require shareholder consent.

This Information Statement will be mailed on or about March 1, 2010 to each contractowner with policy account value allocated to one or more Equity Index Fund subaccounts as of the Record Date. The Manager will bear the expenses incurred in connection with preparing this Information Statement. You may obtain an additional copy of this Information Statement or a copy of the Trust’s most recent Annual or Semi-Annual Report to Shareholders, free of charge, by writing to State Farm Mutual Funds, P.O. Box 219548, Kansas City, Missouri 64121-9548 or by calling 800-447-4930.

As of the Record Date, each Equity Index Fund had the following issued and outstanding shares:

Fund	Issued and Outstanding Shares as of the Record Date
Large Cap Equity Index Fund	39,491,210
Small Cap Equity Index Fund	23,497,239
International Equity Index Fund	23,269,468

Information on shareholders who owned beneficially more than 5% of the shares of an Equity Index Fund as of February 1, 2010, is set forth in Appendix A. To the knowledge of the Manager, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Funds as of the Record Date.

Description of the BlackRock Sub-Advisory Agreement

The BlackRock Sub-Advisory Agreement is substantially similar to the BGFA Sub-Advisory Agreement that it replaced. Under the BlackRock Sub-Advisory Agreement, BlackRock Fund Advisors provides investment sub-advisory services to the Equity Index Funds. These sub-advisory services involve BlackRock Fund Advisors’ investing and reinvesting each Fund’s assets in furtherance of each Fund’s investment objective and at such times and in such securities as BlackRock Fund Advisors believes to be in the best interest of the Fund’s shareholders.

The next several paragraphs briefly summarize some important provisions of the BlackRock Sub-Advisory Agreement, but for a complete understanding of the agreement, you should read a copy of the BlackRock Sub-Advisory Agreement, attached as Appendix B.

Terms of the BlackRock Sub-Advisory Agreement

The BlackRock Sub-Advisory Agreement became effective on December 1, 2009. After two years, the BlackRock Sub-Advisory Agreement will continue in effect only if approved annually by the Board, including a majority of the Independent Trustees, or by the vote of the shareholders of a majority of the outstanding shares of the respective Fund.

Services and Obligations

Under the BlackRock Sub-Advisory Agreement, BlackRock Fund Advisors is deemed an independent contractor and, except as expressly provided or authorized in the BlackRock Sub-Advisory Agreement, has no authority to act for or represent the Manager or the Trust in any way or be deemed an agent of one of these parties. Under the BlackRock Sub-Advisory Agreement, BlackRock Fund Advisors will provide the below-listed services and assumes the following obligations with respect to the Equity Index Funds.

(1) Within the framework of the investment objectives, policies and restrictions of the Equity Index Funds, and subject to the Manager’s supervision, BlackRock Fund Advisors has the sole and exclusive responsibility for making and executing all investment decisions for each Equity Index Fund. The investment of Fund assets is always subject to the applicable provisions of the Trust’s Declaration of Trust and Bylaws, as well as being subject to the Trust’s current prospectus and statement of additional information, and must conform to the investment objectives, policies and restrictions of a Fund described in those documents and as interpreted from time to time by the Board and by the Manager.

(2) In carrying out its obligations to manage the investment and reinvestment of assets of each Equity Index Fund, BlackRock Fund Advisors is required to (i) obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries, the securities of which are included in a Fund or are under consideration for inclusion therein; (ii) formulate and implement a continuous investment program for each Fund consistent with the investment objective and related investment policies of the Fund as described above; and (iii) implement the investment program by placing orders for such purchases and sales of securities with broker-dealers, including the placing, or directing the placement through an affiliate (if any), of orders for such purchases and sales.

(3) In connection with an Equity Index Fund’s purchase and sale of securities, BlackRock Fund Advisors arranges for the transmission to the Manager (or its designee) and the Fund custodian on a daily basis of confirmations, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities for the Funds. BlackRock Fund Advisors must regularly report to the Board concerning a Fund’s investment activity and portfolio composition, including furnishing, within 10 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of Fund investments and other assets as of the end of the quarter.

(4) BlackRock Fund Advisors will, on behalf of an Equity Index Fund, place or direct the placement of orders for the execution of portfolio transactions in accordance with the applicable policies of the Trust as set forth in the Trust’s registration statement. In connection with the placement of orders for the execution of a Fund’s portfolio transactions, BlackRock Fund Advisors must create and maintain all necessary brokerage records of the Trust in accordance with all applicable law, rules and regulations, including, but not limited to, records required by Section 31(a) of the 1940 Act.

(5) In placing orders or directing the placement of orders for the execution of portfolio transactions, BlackRock Fund Advisors selects brokers and dealers for the execution of transactions of an Equity Index Fund. In selecting brokers or dealers to execute such orders, BlackRock Fund Advisors is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services that enhance investment research and portfolio management capability generally. Also, in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, BlackRock Fund Advisors may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if BlackRock Fund Advisors determines in good faith that the amount of commission charged is reasonable in relation to the value of brokerage and/or research services (services that provide lawful and appropriate assistance to BlackRock Fund Advisors in the performance of investment decision-making responsibilities) (as defined in Section 28(e)) provided by such broker. On occasions when BlackRock Fund Advisors deems the purchase or sale of a security to be in the best interests of a Fund as well as other customers, the BlackRock Sub-Advisory Agreement permits BlackRock Fund Advisors, to the extent permitted by applicable law, to aggregate the securities to be sold or purchased in order to obtain the best execution or lower brokerage commissions. BlackRock Fund Advisors also may purchase or sell a particular security for one or more clients in different amounts. To the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is to be made in the manner that BlackRock Fund Advisors considers to be the most equitable and consistent with its fiduciary obligations to a Fund and to its other clients.

Standard of Care

Under the BlackRock Sub-Advisory Agreement, BlackRock Fund Advisors may rely on information furnished by the Manager that BlackRock Fund Advisors reasonably believes to be accurate and reliable. BlackRock Fund Advisors is not liable for any error of judgment or for any loss suffered by a Fund or its shareholders in connection with the matters to which the BlackRock Sub-Advisory Agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of BlackRock Fund Advisors in the performance of its obligations and duties under the BlackRock Sub-Advisory Agreement; or (ii) BlackRock Fund Advisor’s reckless disregard of its obligations and duties under the BlackRock Sub-Advisory Agreement. BlackRock Fund Advisors shall not have breached its obligations under the BlackRock Sub-Advisory Agreement by, nor shall it be liable for, any action taken in good faith and in the exercise of due care.

Fees

The Equity Index Funds pay the Manager investment advisory and management services fees in the following amounts:

Large Cap Equity Index Fund	0.26 % of the Fund’s average daily net assets
Small Cap Equity Index Fund	0.40 % of the Fund’s average daily net assets
International Equity Index Fund	0.55 % of the Fund’s average daily net assets

The Manager pays BlackRock Fund Advisors out of the investment advisory and management services fee the Manager collects from each Fund. A Fund is not responsible for paying sub-advisory fees to BlackRock Fund Advisors. Any increase or decrease to the investment sub-advisory fee paid by the Manager to BlackRock Fund Advisors will not directly impact expenses incurred by a Fund and its shareholders.

During 2009, the Manager earned the following investment advisory and management services fees from the Equity Index Funds before expense waivers:

Fund	Investment Advisory and Management Services Fees Earned by the Manager During Calendar Year 2009
Large Cap Equity Index Fund	$996,198
Small Cap Equity Index Fund	$705,090
International Equity Index Fund	$1,279,565

The BlackRock Sub-Advisory Agreement states that it can be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of the Fund (as defined in 1940 Act) or by a vote of the Board, on 60 days’ written notice to BlackRock Fund Advisors, or by the Manager or BlackRock Fund Advisors upon 60 days’ written notice to the other. The BlackRock Sub-Advisory Agreement states that it will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Evaluation by the Board

At a Board meeting of the Trust held on September 18, 2009, all of the Trustees, including all the Independent Trustees, voted unanimously to, among other things, approve the BlackRock Sub-Advisory Agreement. The Manager provided the Board with information that the Manager believed would be useful to the Board in evaluating whether to approve the BlackRock Sub-Advisory Agreement. In addition, the Board received and reviewed a memorandum from the legal counsel to the Trust and their Independent Trustees regarding their responsibilities (particularly the Independent Trustees’ responsibilities) in considering these actions.

The Independent Trustees discussed all of this material extensively among themselves and with their independent legal counsel, and with the other Board members, after which the Board considered various factors described below, no one of which alone was considered dispositive. However, the material factors and conclusions that formed the basis for the Board’s determination to approve the BlackRock Sub-Advisory Agreement are discussed separately below.

Investment Performance

The Manager explained to the Board that, after the consummation of the BlackRock Transaction, the same BGFA portfolio managers employing the same investment strategies would continue to serve as portfolio managers to the Equity Index Funds. After the closing of the BlackRock Transaction, the portfolio managers for the Equity Index Funds will be employed by BlackRock Fund Advisors or an affiliate. Therefore, the Board determined that BGFA’s performance as sub-adviser to the Equity Index Funds was relevant to the Board’s consideration of the BlackRock Sub-Advisory Agreement because it was reasonable to expect similar performance results by BlackRock Fund Advisors. The Board reviewed its previous consideration of each Equity Index Fund’s investment performance, which consideration occurred at the Board’s regular meeting on June 12, 2009. Among other things, the Board had examined at that time the year-to-date, one-, three-, five-, and ten-year performance of each Equity Index Fund as compared to the performance of one or more benchmark indexes and a peer group of funds with comparable investment objectives, investment strategies, asset size and load structures (“Peer Funds”). After considering this information, the Board concluded that BlackRock Fund Advisors could produce similar performance results for the Equity Index Funds.

Fees and Expenses

The Board considered the costs of the services proposed to be provided by BlackRock Fund Advisors. The Board first noted that the overall costs to the shareholders of the Equity Index Funds would not change because the Manager was solely responsible for the payment of the sub-advisory fees and there was no change in the sub-advisory fees. After considering this information, the Board concluded that the proposed sub-advisory fees to be paid to BlackRock Fund Advisors pursuant to the BlackRock Sub-Advisory Agreement were reasonable and would be in the best interests of the Funds’ shareholders.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of the sub-advisory services proposed to be provided by BlackRock Fund Advisors to the Equity Index Funds. The Board had considered the make-up, education and experience of the teams that will be responsible for managing the Funds at BlackRock Fund Advisors at its June meeting, and noted that the team will remain the same. After considering all of this information, the Board concluded that BlackRock Fund Advisors should have more than sufficient resources and expertise to sub-advise the Equity Index Funds, and that BlackRock Fund Advisors would be able to provide satisfactory services to the Trust. The Board also considered the view of the Trust’s Chief Compliance Officer that the compliance policies and procedures of BlackRock Fund Advisors were reasonably designed to prevent and detect violations of the federal securities laws.

Economies of Scale/Other Benefits

Because the Manager’s investment advisory fees charged to the Equity Index Funds currently do not include breakpoints and because the Manager currently does not anticipate a significant increase in the amount of assets of any Fund, economies of scale for the benefit of Fund shareholders was not a significant factor in the Board’s decision to approve the BlackRock Sub-Advisory Contract. The Manager does not anticipate significant increases in the Equity Index Funds’ assets because the Distributor no longer is selling new variable insurance policies, the separate accounts of which invest in the Funds. Any potential future growth of Fund assets could result from market appreciation of existing Funds’ assets and/or contractowners making additional or new contributions into those policies.

The Board next discussed whether BlackRock Fund Advisors will derive any other direct or indirect benefits from serving as investment sub-adviser to the Equity Index Funds. The Manager indicated to the Board that it was not aware of any ancillary or other benefits (other than fees) that BlackRock Fund Advisors (and its respective affiliates,) receive (or would receive) for providing various services to the Equity Index Funds. The Board concluded the ancillary or so-called “fallout” benefits BlackRock Fund Advisors may receive in managing the assets of the Equity Index Funds will not prevent BlackRock Fund Advisors from appropriately managing the assets of the Equity Index Funds.

Actions Taken

Based on the Board’s deliberations and their evaluation of the recommendations of the Manager and the information provided by the Manager, the Board, including all of the Independent Trustees present at the Board meeting, unanimously approved the BlackRock Sub-Advisory Agreement to become effective upon the closing of the BlackRock Transaction.

Additional Information about the Manager

In addition to providing investment advisory and management service to the Funds, the Distributor, an affiliate of the Manager, has entered into an Underwriting Agreement with the Trust, pursuant to which the Distributor distributes shares of the Equity Index Funds exclusively to the Separate Accounts. The Distributor is not paid for performing services pursuant to the Underwriting Agreement.

Additional Information about BlackRock Fund Advisors

BlackRock Fund Advisors is located at 400 Howard Street, San Francisco, California 94105. BlackRock Fund Advisors manages a mutual fund and exchange traded funds having a similar investment objective to that of the Equity Index Funds as specified below:

Fund Name	Asset Size as of December 31, 2009	BlackRock Fund Advisor’s Rate of Compensation as a Percentage of the Fund’s Net Assets
S&P 500 Stock Master Portfolio	$2,049,071,000	0.05%
iShares S&P 500 Index Fund	$21,729,223,000	0.09%
iShares Russell 2000 Index Fund	$13,081,231,000	0.20%
iShares MSCI EAFE Index Fund	$35,207,130,000	0.35%

In connection with managing the other mutual fund and exchange traded funds listed above, BlackRock Fund Advisors has not waived or reduced its fees below the amounts specified above.

The following table lists the names, positions and principal occupations of BlackRock Fund Advisors’ directors and principal executive officers, each of whom is located at 400 Howard Street, San Francisco, California 94105:

Name	Principal Occupation
Laurence D. Fink	Director, Chairman and Chief Executive Officer
Robert S. Kapito	Director, President
Daniel R. Waltcher.	Director
Charles C.S. Park	Chief Compliance Officer
Robert P. Connolly	General Counsel and Secretary
Ann Marie Petach	Chief Financial Officer
Susan L. Wagner	Vice Chairman and Co-Chief Operating Officer
Charles S. Hallac	Vice Chairman and Co-Chief Operating Officer

BlackRock Institutional Trust Company, N.A. owns all of the outstanding voting securities of BlackRock Fund Advisors.

Other Information

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust in writing a reasonable amount of time before a Trust solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting.

Householding of Information Statements.

Only one copy of this Information Statement may be mailed to multiple shareholders with the same address unless contrary instructions have been received. Please contact the Manager by calling 1-800-447-4930 or by writing State Farm Investment Management Corp., Attn: Secretary, Three State Farm Plaza, N-1, Bloomington, Illinois 61791-0001, if you:

•	Do not want the mailing of information statements to be combined with those of other members of your household,

•	Need additional copies of this Information Statement, or

•	Have received multiple copies of this Information Statement and you prefer to only receive one copy of information statements in the future.

APPENDIX A

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to the 5% or more beneficial owners of the outstanding equity securities of Trust’s Equity Index Funds:

Small Cap Equity Index Fund

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Shares
State Farm Life Insurance Company One State Farm Plaza Bloomington, Illinois 61710-0001	2,232,256	9.3%

International Equity Index Fund

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Shares
State Farm Life Insurance Company One State Farm Plaza Bloomington, Illinois 61710-0001	6,957,395	29.9%

APPENDIX B

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into this 1st day of December, 2009, by and among STATE FARM VARIABLE PRODUCT TRUST, a Delaware statutory trust (the “Trust”), STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and BLACKROCK FUND ADVISORS (the “Sub-Adviser”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust issues shares of beneficial interest (the “Shares”) registered under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a registration statement initially filed with the Securities and Exchange Commission (“SEC”) on February 27, 1997, as amended from time to time (the “Registration Statement”);

WHEREAS, the Trust has established nine separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective (the “Funds”);

WHEREAS, pursuant to a separate investment advisory and management services agreement between the Trust and the Adviser (the “Advisory Agreement”), the Trust has retained the Adviser to render management and investment advisory services to each Fund;

WHEREAS, the Sub-Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to certain Funds in the manner and on the terms and conditions set forth below; and

WHEREAS, the Sub-Adviser is willing to provide investment advisory services to certain Funds in the manner and on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Adviser, and the Sub-Adviser agree as follows:

ARTICLE 1

Employment of Sub-Adviser

1.1 The Adviser hereby employs the Sub-Adviser to act as investment sub-adviser for and to invest and reinvest the assets of the Large Cap Equity Index Fund, Small Cap Equity Index Fund, and International Equity Index Fund (the “Index Funds”), subject to the supervision and control of the Board of Trustees of the Trust (the “Board”) for the period and upon the terms herein set forth.

1.2 The Sub-Adviser accepts such employment and agrees during such period at its own expense to render the services set forth herein, or to arrange for such services to be rendered, and to assume the obligations herein set forth for the compensation herein provided. All services are to be furnished by directors, officers or employees of the Sub-Advisor or its affiliates in accordance with applicable law as the Sub-Advisor deems appropriate in order to fulfill its obligations hereunder.

1.3 The Sub-Adviser shall for all purposes be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser. Notwithstanding the foregoing, the Sub-Adviser shall, for the purposes of this agreement, have and exercise full investment discretion and authority to act as agent for the Trust and the Adviser in buying, selling or otherwise disposing of the Index Funds’ investments, subject to supervision by the Board.

1.4 The services of the Sub-Adviser herein provided are not to be deemed exclusive. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to the Trust, the Index Funds or the Adviser except as otherwise imposed by law or by this agreement.

ARTICLE 2

Duties of Sub-Adviser

2.1 Investment Advisory Services.

(a) Subject to the supervision of the Board and the Adviser, the Sub-Adviser shall provide the Index Funds with such investment research, advice and supervision as is necessary for the investment and proper supervision of the assets of each Index Fund. In this regard, the Sub-Adviser shall:

(i) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of each Index Fund as set forth in the Registration Statement;

(ii) at such times as shall be reasonably requested by the Board or the Adviser, consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Index Fund for approval, modification, or rejection by the Board;

(iii) seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

(iv) take such steps as are necessary to implement any overall investment strategies approved by the Board for each Index Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, management of investments and any other property of the Index Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

(v) regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Index Fund including furnishing, within 10 days after the end of each calendar quarter, a statement of all purchases and sales during the quarter and a schedule of investments and other assets of each Index Fund as of the end of the quarter;

(vi) maintain all accounts, records, memoranda, instructions or authorizations required to be maintained by the Sub-Adviser pursuant to the requirements of Rule 31a-1 under the 1940 Act, for the period required by Rule 31a-2 under the 1940 Act, with respect to transactions by the Sub-Adviser on behalf of the Index Funds;

(vii) assist in determining each business day the net asset value of the shares of each Index Fund in accordance with applicable law; and

(viii) provide the Adviser with a report of each portfolio transaction no later than the close of the next business day following such transaction.

(b) The Sub-Adviser’s services shall be subject always to the control and supervision of the Board and the Adviser, the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, the provisions of the 1940 Act, and each Index Fund’s investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement. The Trust or the Adviser has furnished or will furnish the Sub-Adviser with copies of the Registration Statement, Declaration of Trust, and Bylaws as currently in effect and the Trust agrees during the continuance of this agreement to furnish the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all documents and other information furnished by the Trust or the Adviser or the representatives of either.

(c) The Sub-Adviser represents that in performing investment advisory services for each Index Fund, the Sub-Adviser shall use its best efforts to ensure that: (1) each Index Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Index Fund continuously qualifies as a Regulated Investment Company under Subchapter M of the Code or any successor provision; (3) each Index Fund shall comply with any and all applicable state insurance law restrictions on investments, and any changes thereto, that operate to limit or restrict the investments that such Index Fund may otherwise make. The Sub-Adviser shall be obligated for compliance under clauses (1) and (3) of this Section 2.1(c) only to the extent that the Trust has provided the Sub-Adviser with notice, in writing, of the diversification requirements or state insurance law restrictions applicable to the Index Funds, including a description thereof. Except as instructed by the Board, the Sub-Adviser shall also make decisions for the Index Funds as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Index Funds’ portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Sub-Adviser thereof in writing, the Sub-Adviser, upon receipt of such notice, shall be bound by such determination for the period, if any, specified in such written notice or until similarly notified that such determination has been revoked.

(d) In connection with the acquisition or disposition of securities described in Section 2.1(a)(iv), the Sub-Adviser may place orders for the purchase or sale of portfolio investments for the account of each Fund with brokers or dealers selected by it and, to that end, the Sub-Adviser is authorized as the agent of the Trust to give instructions to the custodians of the Trust as to deliveries of securities and payments of cash for the account of each Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Funds, the Sub-Adviser is directed at all times to seek to obtain best execution and price. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, the 1934 Act, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers with which it or the Trust or the Adviser is affiliated.

(e) In seeking the best price and execution, the Sub-Adviser may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Sub-Adviser. The Sub-Adviser is authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser’s overall responsibilities with respect to the Index Funds and its other clients and that the total commissions paid by each Index Fund will be reasonable in relation to the benefits to the Index Fund over the long term. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this agreement or otherwise. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

(f) Nothing in this agreement shall preclude the aggregation of orders for the sale or purchase of securities or other investments by two or more Funds of the Trust or by the Trust and other separate accounts or other accounts (collectively, “Advisory Clients”) managed by the Sub-Adviser, provided that: (i) the Sub-Adviser’s actions with respect to the aggregation of orders for multiple Advisory Clients, including the Trust, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, “no-action” letters, or otherwise; and (ii) the Sub-Adviser’s policies with respect to the aggregation of orders for multiple Advisory Clients have been previously submitted and approved by the Board. The Adviser and the Trust recognize that in some cases this procedure may adversely affect the results obtained for an Index Fund.

(g) Notwithstanding any other provisions of this agreement, the Sub-Adviser will not consult with any other subadviser to the Funds or any subadviser to any other portfolio of the Funds or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Funds in securities or other assets, except to the extent necessary to ensure the Funds’ compliance with the requirements of Rule 12d3-1(a) and (b) under the 1940 Act.

2.2 The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches to be followed by the Sub-Adviser with respect to any Fund, subject, in all respects, to the supervision and direction of the Trust’s Board of Trustees and subject to compliance with the investment objectives, policies and restrictions applicable to such Fund as set forth in the Registration Statement, provided, however, that the Sub-Adviser’s duty under this agreement to act in conformity with any document, instruction or guidelines produced by the Adviser shall not arise until such document, instruction or guideline has been delivered to the Sub-Adviser in writing.

ARTICLE 3

Compensation of the Sub-Adviser

3.1 (a) For the services to be rendered, the facilities to be furnished and the payments to be made, as provided herein, the parties hereto agree that the Adviser shall pay to the Sub-Adviser for each of the Trust’s fiscal quarters on the last day of each such quarter:

(i) with respect to the S&P 500 Variable Trust Index (also known as the Large Cap Equity Index Fund), a fee equal to 0.05% of the S&P 500 Variable Trust Index’s average daily net assets during such quarter;

(ii) with respect to the Small Cap Variable Trust Index (also known as the Small Cap Equity Index Fund), a fee equal to 0.10% of the Small Cap Variable Trust Index’s average daily net assets during such quarter; and

(iii) with respect to the International Variable Trust Index (also known as the International Equity Index Fund), a fee equal to 0.10% of the International Variable Trust Index’s average daily net assets during such quarter.

(b) The Adviser shall be responsible for payment of, and the Sub-Adviser agrees that it shall have no claim against the Trust or any Index Fund respecting, the Sub-Adviser’s compensation under this agreement.

(c) During the term of this agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Index Funds or the Adviser.

3.2 For the quarter and year in which this agreement becomes effective or terminates there shall be a proration on the basis of the number of days that the agreement is in effect during the quarter and year respectively.

3.3 If, pursuant to the Trust’s Registration Statement and Declaration of Trust, the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

3.4 In connection with purchases or sales of portfolio securities for the account of the Index Funds, neither the Sub-Adviser nor any officer, director, shareholder or other affiliate of the Sub-Adviser shall: (i) act as agent and accept any compensation other than its compensation provided for in this agreement, except in the course of such person’s business as an underwriter or broker; or (ii) act as broker and accept any commission, fee, or other remuneration in excess of the limits prescribed in the 1940 Act and the rules promulgated thereunder.

ARTICLE 4

Limitations of Liability; Indemnification

4.1 Limitation of Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust, any Index Fund or their shareholders in connection with the matters to which this agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties under this agreement; (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.1(c) of this agreement.

4.2 Limitation of Liability of Trust. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations on the Trust’s liability as set forth in the Trust’s Declaration of Trust, as amended from time to time. In accordance therewith, the Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Index Funds and, with respect to each Index Fund, shall be limited to the assets of such Index Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust, nor from any trustee, officer, employee or agent of the Trust.

4.3 Indemnification. Because the Sub-Adviser has been retained solely to provide the investment advisory and related services described in this agreement, the Adviser shall indemnify the Sub-Adviser to the fullest extent permitted by law against any and all loss and expenses, including attorneys’ fees, incurred by the Sub-Adviser to the extent resulting, in whole or in part, from any acts, or failures to act, of the Adviser or any affiliate of the Adviser, or any employee or agent of the Adviser or any of its affiliates, in connection with the marketing and distribution of the Shares, except to the extent such loss or expense arises solely from: (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties under this agreement, (ii) its reckless disregard of its obligations and duties under this agreement; or (iii) a breach of Section 2.1(c) of this agreement.

ARTICLE 5

Books and Records

5.1 The Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required, all records relating to the Index Funds’ investments that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of the 1940 Act.

5.2 In compliance with Rule 31a-3 of the 1940 Act, the Sub-Adviser agrees that all books and records which it maintains for the Index Funds are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust’s request. All such books and records shall be made available, within five business days of a written request, to the Trust’s accountants or auditors during regular business hours at the Sub-Adviser’s offices. The Trust or its authorized representative shall have the right to copy any records in the possession of the Sub-Adviser which pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this agreement, upon payment of any compensation due Sub-Adviser under Article 3 hereof, all such books, records or other information shall be returned to the Trust.

5.3 The Sub-Adviser further agrees that it will not disclose or use any records or information obtained pursuant to this agreement in any manner whatsoever except as authorized in this agreement or as otherwise authorized by the Trust or the Adviser and that it will keep confidential any information obtained pursuant to this agreement and disclose such information only if the Trust or the Adviser has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

ARTICLE 6

Duration and Termination of this Agreement

6.1 Effective Date and Term. As to each Index Fund, this agreement shall become effective on the effective date of the completion of the acquisition of Barclays Global Investors, N.A. by BlackRock, Inc. As to each Index Fund, the agreement shall continue in effect from year to year so long as such continuance is specifically approved for each Index Fund at least annually by: (i) the Board, or by the vote of a majority of such Index Fund’s outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

6.2 Termination.

(a) As to each Index Fund, this agreement may be terminated at any time, without penalty, by vote of the Board, by vote of the holders of a majority of such Index Fund’s outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days’ written notice to the other parties.

(b) This agreement may be terminated at any time without the payment of any penalty by the Adviser or by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

(c) This agreement shall automatically terminate in the event of its assignment.

ARTICLE 7

Amendments to this Agreement

7.1 This agreement may be amended as to each Index Fund by the parties only if such amendment is specifically approved by: (i) the vote of a majority of such Index Fund’s outstanding voting securities; and (ii) a majority of those trustees who are not parties to this agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval (unless, in the case of (i), the Trust receives an order of the SEC or “no-action” letter permitting it to modify the agreement without such vote).

ARTICLE 8

Notices

8.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

State Farm Variable Product Trust

One State Farm Plaza

Bloomington, Illinois 61710-0001

Attn: Secretary

If to the Adviser:

State Farm Investment Management Corp.

One State Farm Plaza

Bloomington, Illinois 61710-0001

Attn: Secretary

If to the Sub-Adviser:

BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94015

Attn: Mutual Fund Administration

ARTICLE 9

Use of Name

9.1 The Adviser and the Trust acknowledge and agree that the names “BlackRock” and “BlackRock Fund Advisors” and any of the other names of the Sub-Adviser or the Sub-Adviser’s affiliates, and any derivative or logo or trade or service mark thereof (collectively, the “Names and Trademarks”), are the valuable property of the Sub-Adviser and the Sub-Adviser’s affiliates. The Adviser and the Trust shall not have the right to use the Names and Trademarks without the prior, express, written consent of the Sub-Adviser, which consent shall not be unreasonably withheld for the period of time of which this Agreement is in effect; provided, however, that such Names and Trademarks may be used in the Registration Statement then currently in effect without such approval. Immediately, upon termination of this Agreement, the Adviser and the Trust shall cease to use such Names and Trademarks.

9.2 The Adviser and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, presentation material or other notice prior to its use or publication that makes reference to the Names and/or Trademarks, so that the Sub-Adviser may review the context in which the Names and/or Trademarks are being referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for the purposes of applicable laws or regulations, if any. If the Adviser or the Trust makes any unauthorized use of, or reference to, the Names or the Trademarks, the Adviser and the Trust acknowledges that the Sub-Adviser may suffer irreparable harm for which monetary damages may not be completely adequate, and therefore the Sub-Adviser may also seek injunctive relief.

ARTICLE 10

Miscellaneous Provisions

10.1 Definitions of Certain Terms. The terms “assignment”, “affiliated person” and “interested person”, when used in this agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of such Index Fund’s outstanding voting securities” means the lesser of: (a) 67% or more of the votes attributable to such Shares of the Index Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Index Fund.

10.2 Applicable Law.

(a) This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware without regard to conflicts of law principles or precedents.

(b) This agreement shall be subject to the provisions of the 1940 and the Advisers Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

10.3 Severability. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

10.4 “State Farm”. The Sub-Adviser agrees that the name “State Farm,” which comprises a component of the Trust’s name, is a property right of the parent of the Adviser. The Sub-Adviser acknowledges that the use of the name “State Farm” by the Trust is governed by the terms of the Advisory Agreement.

10.5 Captions. The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.6 Counterparts. This agreement may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

10.7 Cooperation with Authorities. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this agreement or the transactions contemplated hereby.

10.8 Privacy. No entity a party to this Agreement shall disclose or use nonpublic personal information (as defined in Rule 3(t) of Regulation S-P) provided by any other party to this Agreement, except as necessary to carry out the purposes for which such information is provided, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business.

10.9 Force Majeure. The Sub-Adviser shall not be liable for any failure, delay or interruption in the performance of its obligations hereunder if such failure, delay or interruption results from the occurrence of any acts, events or circumstances beyond the Sub-Adviser’s reasonable control, and the Sub-Adviser shall have no responsibility of any kind for any loss or damage thereby incurred or suffered by the Adviser. In such case, the terms of the Agreement shall continue in full force and effect and the Sub-Adviser’s obligations shall be performed or carried out as soon as legally and practicably possible after the cessation of such acts, events or circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

STATE FARM INVESTMENT MANAGEMENT CORP.

By: /s/ Edward B. Rust Jr.

Name: Edward B. Rust, Jr.

Title: President

STATE FARM VARIABLE PRODUCT TRUST

By: /s/ Michael L. Tipsord

Name: Michael L. Tipsord

Title: Senior Vice President and Treasurer

BLACKROCK FUND ADVISORS

By: /s/ Jack Gee

Name: Jack Gee

Title: Director

By: /s/ Geoffrey Flynn

Name: Geoffrey Flynn

Title: Managing Director

P.O. Box 219548 Kansas City, MO 64121-9548	U.S. Postage
PAID
FORWARDING SERVICE REQUESTED	Lancaster, PA Permit No. 1275

PRESORTED STANDARD

State Farm Mutual Funds® are offered by:

State Farm VP Management Corp.

One State Farm Plaza

Bloomington, Illinois 61710-0001

1-800-447-4930

statefarm.com®

Not FDIC Insured	• No Bank Guarantee • May Lose Value

Printed in U.S.A.